UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

HYPERCOM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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HYPERCOM SUPPLIER EMAIL
Dear Valued Supplier:
We’re pleased to share with you some news. As detailed in the attached press release, today we announced that Hypercom Corporation has entered into a definitive agreement under which the company will become a part of VeriFone Systems, Inc., a global leader in the fast-growing secure electronic payments solutions space. We are very excited about this transaction and about the advantages we believe the combined company will bring to our customers and partners.
VeriFone represents an excellent strategic fit with Hypercom. We think this transaction will not only create significant value for the stockholders of both companies, but it will also provide significant benefits to our customers, employees and you, our valued partners. We remain 100% committed to our customers, and with your help, we look forward to continuing to meet and exceed their expectations.
We expect the transaction will be completed in the second half of 2011, subject to shareholder approval and customary regulatory approvals. Throughout this process, day-to-day operations and your experience with Hypercom will not change.
Should you have any questions, please do not hesitate to reach out to your normal Hypercom contacts with any questions or concerns. Thank you — we look forward to continuing to work with you.
Sincerely,
[Philippe]
# # #
In connection with the proposed transaction, VeriFone intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Hypercom relating to the proposed transaction. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain copies of the S-4 and proxy statement, as well as VeriFone’s other filings, free of charge at the website maintained by the SEC at www.sec.gov when they become available. In addition, you may obtain documents filed with the SEC by VeriFone free of charge at its Web site (www.verifone.com) or by directing a request to: VeriFone, 2099 Gateway Place, Suite 600,

San Jose, CA 95110 (Tel: 1-408-232-7979) Attention: Company Secretary). You may obtain documents filed with the SEC by Hypercom free of charge by contacting: Scott Tsujita (Tel: 1-480-642-5161).
VeriFone and Hypercom, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Hypercom stockholders in connection with the merger. Information about the directors and executive officers of VeriFone and is set forth in the proxy statement for VeriFone’s 2010 Annual Meeting of Stockholders filed with the SEC on May 19, 2010. Information about the directors and executive officers of Hypercom is set forth in Hypercom’s Annual Report on Form 10-K filed with the SEC on March 12, 2010 and the proxy statement for Hypercom’s 2010 Annual Meeting of Stockholders filed with the SEC on April 26, 2010. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

FORWARD LOOKING STATEMENTS
     Certain Statements in this Current Report regarding the proposed transaction between Hypercom and VeriFone constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “believe,” “anticipate,” “intend,” “forecast,” “estimate,” “project,” “will,” or similar expressions. Actual results could differ materially from these forward-looking statements. Factors that might cause or contribute to such material differences include, but are not limited to, the ability of Hypercom to obtain stockholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, the inability to obtain necessary regulatory approvals required to complete the Merger, and other events and factors disclosed previously and from time to time in Hypercom’s filings with the SEC, including Hypercom’s Annual Report on Form 10-K for the year ended December 31, 2009, and Hypercom’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010. Except as required by law, Hypercom disclaims any obligation to update any such forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.